SARATOGA ADVANTAGE TRUST

Results of Shareholder Votes (unaudited)

On January 17, 2003, the Trust held a Special Meeting of
Shareholders to consider a series of proposals.   The shareholders
approved the proposals considered as follows:

1. To consider and act upon the approval of an agreement and plan of reorganization, pursuant to which each existing fund will transfer its assets and liabilities to a newly created, corresponding portfolio of the Saratoga Advantage Trust in exchange for shares of the corresponding portfolio in the Saratoga Advantage Trust (the
"Reorganization").   The Reorganization is related to the merger of
Orbitex Management, Inc., with and into Saratoga Capital Management I,
LLC, creating Orbitex-Saratoga Capital Management, LLC.   This
Reorganization was effective January 27, 2003.
2. To consider and act upon the approval of a new investment management agreement for each existing fund with Orbitex-Saratoga Capital Management, LLC.

Actual vote tabulations are as follows (shares voted):

	a).   Orbitex Life Sciences & Biotechnology, Inc.




In Favor
Against
Abstained
Proposal 1


216,203
4,191
5,329






Proposal 2


216,203
4,191
5,329

	b).   Orbitex Group of Funds: Orbitex Energy and Basic Materials Fund




In Favor
Against
Abstained
Proposal 1


263,270
5,938
6,781






Proposal 2


261,684
5,938
8,367

	c).   Orbitex Group of Funds: Orbitex Info-Tech and Communications Fund




In Favor
Against
Abstained
Proposal 1


2,476,594
101,786
250,588






Proposal 2


2,467,680
108,061
253,228

d).   Orbitex Group of Funds: Orbitex Growth Fund




In Favor
Against
Abstained
Proposal 1


293,460
6,915
59,427






Proposal 2


291,448
8,630
59,724

e).   Orbitex Group of Funds: Orbitex Caterpillar Mid-Cap Relative Value Fund




In Favor
Against
Abstained
Proposal 1


2,011,064
-
-






Proposal 2


2,011,064
-
-

f).   Orbitex Group of Funds: Orbitex Medical Sciences Fund




In Favor
Against
Abstained
Proposal 1


1,027,409
43,681
24,751






Proposal 2


1,026,446
45,557
23,838
SARATOGA ADVANTAGE TRUST

Results of Shareholder Votes (unaudited) (continued)

g).   Orbitex Group of Funds: Orbitex Emerging Technology Fund




In Favor
Against
Abstained
Proposal 1


2,492,126
82,028
87,963






Proposal 2


2,485,087
90,753
86,277

h).   Orbitex Group of Funds: Orbitex Financial Services Fund




In Favor
Against
Abstained
Proposal 1


264,800
2,984
1,760






Proposal 2


265,071
2,713
1,760

i).   Orbitex Group of Funds: Orbitex Health & Biotechnology Fund




In Favor
Against
Abstained
Proposal 1


3,530,741
150,669
518,692






Proposal 2


3,525,485
155,440
519,177

j).   Orbitex Group of Funds: Orbitex Cash Reserves Fund




In Favor
Against
Abstained
Proposal 1


2,077,215
526,946
150,383






Proposal 2


2,084,820
526,946
142,778

k).   Orbitex Group of Funds: Orbitex Focus 30 Fund




In Favor
Against
Abstained
Proposal 1


352,343
25,985
7,279






Proposal 2


351,758
26,073
7,775




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